Exhibit 99.1
Five Point Holdings, LLC Reports Fourth Quarter and Year-End 2022 Results
Fourth Quarter 2022 Highlights
•Great Park Venture closed the sale of approximately 42 acres of commercial land for a purchase price of $240.0 million.
•Great Park Venture distributions and incentive compensation payments to the Company totaled $66.9 million.
•Gateway Commercial Venture distributions to the Company totaled $8.6 million.
•Great Park builder sales of 113 homes during the quarter.
•Valencia builder sales of 49 homes during the quarter.
•Renewed the development management agreement with Great Park Venture through 2024.
•Consolidated revenues of $17.0 million; consolidated net income of $22.5 million.
•Cash and cash equivalents of $131.8 million as of December 31, 2022.
•Debt to total capitalization ratio of 25.1% and liquidity of $256.8 million as of December 31, 2022.
2022 Highlights
•Great Park Venture closed the sale of 42 acres of commercial land, 61 homesites and 22 homes for an aggregate purchase price of $304.4 million.
•Great Park builder sales of 326 during the year.
•Valencia builder sales of 594 during the year.
•Consolidated selling, general and administrative costs down 29% from 2021.
•Consolidated revenues of $42.7 million; consolidated net loss of $34.8 million.
Irvine, CA, January 19, 2023 (Business Wire) – Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), an owner and developer of large mixed-use planned communities in California, today reported its fourth quarter and year-end 2022 results.
Dan Hedigan, Chief Executive Officer, said, “The fourth quarter was marked by taking the first step in executing on our commercial land sale strategy, with the sale of a 42 acre site at the Great Park. We have now demonstrated that our communities have two potential sources of meaningful land sale revenue – residential and commercial. While we are well aware that the interest rate and capital markets environment may impact our land sales in 2023, our team continues to be focused on our core priorities: generating revenue; managing our capital spend; and diligently managing our selling, general and administrative expenses. Execution on these priorities should generate net positive cash flow for 2023 and provide the liquidity to allow us to capitalize on the opportunities that we expect will be available when the markets stabilize.”
Consolidated Results
Liquidity and Capital Resources
As of December 31, 2022, total liquidity of $256.8 million was comprised of cash and cash equivalents totaling $131.8 million and borrowing availability of $125.0 million under our unsecured revolving credit facility. Total capital was $1.9 billion, reflecting $2.9 billion in assets and $1.0 billion in liabilities and redeemable noncontrolling interests.
Results of Operations for the Three Months Ended December 31, 2022
Revenues. Revenues of $17.0 million for the three months ended December 31, 2022 were primarily generated from management services. Additionally, we collected $14.2 million in incentive compensation payments from our development management agreement with the Great Park Venture.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $26.2 million for the three months ended December 31, 2022. The Great Park Venture closed the sale of 42 acres of land entitled for commercial use in the fourth quarter driving net income for the Great Park Venture of $88.6 million. Our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $26.1 million. The Great Park Venture made aggregate distributions to its members of $157.0 million, of which we received $52.7 million for our 37.5% percentage interest. Additionally, we recognized $0.2 million in loss from our 75% interest in the Gateway Commercial Venture. The Gateway Commercial Venture made distributions of excess cash to its members during the fourth quarter, of which we received $8.6 million from our 75% interest.

Selling, general, and administrative. Selling, general, and administrative expenses were $13.1 million for the three months ended December 31, 2022.
Net income. Consolidated net income for the quarter was $22.5 million. Net income attributable to noncontrolling interests totaled $11.2 million, resulting in net income attributable to the Company of $11.3 million. Net income attributable to noncontrolling interests represents the portion of income allocated to related party partners and members that hold units of the operating company and the San Francisco Venture. Holders of units of the operating company and the San Francisco Venture can redeem their interests for either, at our election, our Class A common shares on a one-for-one basis or cash. In connection with any redemption or exchange, our ownership of our operating subsidiaries will increase thereby reducing the amount of income allocated to noncontrolling interests in subsequent periods.
Results of Operations for the Twelve Months Ended December 31, 2022
Revenues. Revenues of $42.7 million for the twelve months ended December 31, 2022 were primarily generated from management services in addition to profit participation revenues received from Valencia homebuilders.
Equity in earnings from unconsolidated entities. Equity in earnings from unconsolidated entities was $21.5 million for the twelve months ended December 31, 2022. The Great Park Venture generated net income of $69.0 million. Our share of the net income from our 37.5% percentage interest, adjusted for basis differences, was $20.4 million. Additionally, we recognized $0.1 million in loss from our 75% interest in the Gateway Commercial Venture and $1.2 million in earnings from our 10% interest in the Valencia Landbank Venture.
Selling, general, and administrative. Selling, general, and administrative expenses were $54.6 million for the twelve months ended December 31, 2022 compared to $77.1 million for 2021, a 29% reduction.
Net loss. Consolidated net loss for the year was $34.8 million. Net loss attributable to noncontrolling interests totaled $19.4 million, resulting in net loss attributable to the Company of $15.4 million.
Conference Call Information
In conjunction with this release, Five Point will host a conference call on Thursday, January 19, 2023 at 5:30 p.m. Eastern Time. Dan Hedigan, Chief Executive Officer, and Leo Kij, Interim Chief Financial Officer, will host the call. Interested investors and other parties can listen to a live Internet audio webcast of the conference call that will be available on the Five Point website at ir.fivepoint.com. The conference call can also be accessed by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international). A telephonic replay will be available starting approximately two hours after the end of the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13735390. The telephonic replay will be available until 11:59 p.m. Eastern Time on February 2, 2023.
About Five Point
Five Point, headquartered in Irvine, California, designs and develops large mixed-use planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.
Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.
Investor Relations:
Leo Kij, 949-349-1029
Leo.Kij@fivepoint.com
or
Media:
Eric Morgan, 949-349-1088
Eric.Morgan@fivepoint.com
Source: Five Point Holdings, LLC

FIVE POINT HOLDINGS, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
REVENUES:
Land sales	$270	$129,413	$913	$139,500
Land sales—related party	2,983	43,213	7,512	43,286
Management services—related party	13,075	8,839	31,433	39,081
Operating properties	671	750	2,836	2,527
Total revenues	16,999	182,215	42,694	224,394
COSTS AND EXPENSES:
Land sales	(996)	106,012	(996)	106,012
Management services	7,889	6,759	20,261	31,459
Operating properties	2,433	1,724	8,230	6,822
Selling, general, and administrative	13,119	17,605	54,591	77,118
Restructuring	—	—	19,437	—
Total costs and expenses	22,445	132,100	101,523	221,411
OTHER INCOME (EXPENSE):
Interest income	381	20	826	94
Miscellaneous	(91)	(113)	245	3,720
Total other income (expense)	290	(93)	1,071	3,814
EQUITY IN EARNINGS (LOSS) FROM UNCONSOLIDATED ENTITIES	26,167	(2,860)	21,513	6,188
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	21,011	47,162	(36,245)	12,985
INCOME TAX BENEFIT	1,487	330	1,471	325
NET INCOME (LOSS)	22,498	47,492	(34,774)	13,310
LESS NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11,221	25,008	(19,371)	6,742
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY	$11,277	$22,484	$(15,403)	$6,568

NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS A SHARE
Basic	$0.16	$0.32	$(0.22)	$0.09
Diluted	$0.15	$0.32	$(0.23)	$0.09
WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING
Basic	68,534,163	67,448,348	68,429,271	67,394,794
Diluted	144,630,573	143,544,758	68,430,212	143,491,204
NET INCOME (LOSS) ATTRIBUTABLE TO THE COMPANY PER CLASS B SHARE
Basic and diluted	$0.00	$0.00	$(0.00)	$0.00
WEIGHTED AVERAGE CLASS B SHARES OUTSTANDING
Basic and diluted	79,233,544	79,233,544	79,233,544	79,233,544

FIVE POINT HOLDINGS, LLC
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
INVENTORIES	$2,239,125	$2,096,824
INVESTMENT IN UNCONSOLIDATED ENTITIES	331,594	374,553
PROPERTIES AND EQUIPMENT, NET	30,243	31,466
INTANGIBLE ASSET, NET—RELATED PARTY	40,257	51,405
CASH AND CASH EQUIVALENTS	131,771	265,462
RESTRICTED CASH AND CERTIFICATES OF DEPOSIT	992	1,330
RELATED PARTY ASSETS	97,126	101,818
OTHER ASSETS	14,676	20,052
TOTAL	$2,885,784	$2,942,910

LIABILITIES AND CAPITAL
LIABILITIES:
Notes payable, net	$620,651	$619,116
Accounts payable and other liabilities	94,426	115,374
Related party liabilities	93,086	95,918
Deferred income tax liability, net	11,506	12,998
Payable pursuant to tax receivable agreement	173,068	174,126
Total liabilities	992,737	1,017,532

REDEEMABLE NONCONTROLLING INTEREST	25,000	25,000
CAPITAL:
Class A common shares; No par value; Issued and outstanding: December 31, 2022—69,068,354 shares; December 31, 2021—70,107,552 shares
Class B common shares; No par value; Issued and outstanding: December 31, 2022—79,233,544 shares; December 31, 2021—79,233,544 shares
Contributed capital	587,733	587,587
Retained earnings	33,386	48,789
Accumulated other comprehensive loss	(2,988)	(1,952)
Total members’ capital	618,131	634,424
Noncontrolling interests	1,249,916	1,265,954
Total capital	1,868,047	1,900,378
TOTAL	$2,885,784	$2,942,910

FIVE POINT HOLDINGS, LLC
SUPPLEMENTAL DATA
(In thousands)
(Unaudited)

Liquidity

December 31, 2022
Cash and cash equivalents	$131,771
Borrowing capacity(1)	125,000
Total liquidity	$256,771
(1) As of December 31, 2022, no borrowings or letters of credit were outstanding on the Company’s $125.0 million revolving credit facility.

Debt to Total Capitalization and Net Debt to Total Capitalization

December 31, 2022
Debt(1)	$625,000
Total capital	1,868,047
Total capitalization	$2,493,047
Debt to total capitalization	25.1%

Debt(1)	$625,000
Less: Cash and cash equivalents	131,771
Net debt	493,229
Total capital	1,868,047
Total net capitalization	$2,361,276
Net debt to total capitalization(2)	20.9%
(1) For purposes of this calculation, debt is the amount due on the Company’s notes payable before offsetting for capitalized deferred financing costs.
(2) Net debt to total capitalization is a non-GAAP financial measure defined as net debt (debt less cash and cash equivalents) divided by total net capitalization (net debt plus total capital). The Company believes the ratio of net debt to total capitalization is a relevant and a useful financial measure to investors in understanding the leverage employed in the Company’s operations. However, because net debt to total capitalization is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.

Segment Results
The following tables reconcile the results of operations of our segments to our consolidated results for the three and twelve months ended December 31, 2022 (in thousands):

	Three Months Ended December 31, 2022
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$270	$—	$241,612	$—	$241,882	$—	$241,882	$(241,612)	$270
Land sales—related party	2,983	—	2,770	—	5,753	—	5,753	(2,770)	2,983
Home sales	—	—	—	—	—	—	—	—	—
Management services—related party(2)	—	—	12,969	106	13,075	—	13,075	—	13,075
Operating properties	509	162	—	2,147	2,818	—	2,818	(2,147)	671
Total revenues	3,762	162	257,351	2,253	263,528	—	263,528	(246,529)	16,999
COSTS AND EXPENSES:
Land sales	(996)	—	140,574	—	139,578	—	139,578	(140,574)	(996)
Home sales	—	—	(1,092)	—	(1,092)	—	(1,092)	1,092	—
Management services(2)	—	—	7,889	—	7,889	—	7,889	—	7,889
Operating properties	2,433	—	—	822	3,255	—	3,255	(822)	2,433
Selling, general, and administrative	3,057	1,404	2,486	1,088	8,035	8,658	16,693	(3,574)	13,119
Management fees—related party	—	—	14,653	—	14,653	—	14,653	(14,653)	—
Total costs and expenses	4,494	1,404	164,510	1,910	172,318	8,658	180,976	(158,531)	22,445
OTHER (EXPENSE) INCOME:
Interest income	1	1	828	—	830	379	1,209	(828)	381
Interest expense	—	—	—	(535)	(535)	—	(535)	535	—
Miscellaneous	(91)	—	—	—	(91)	—	(91)	—	(91)
Total other (expense) income	(90)	1	828	(535)	204	379	583	(293)	290
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	313	—	23	—	336	—	336	25,831	26,167
SEGMENT (LOSS) PROFIT/INCOME BEFORE INCOME TAX BENEFIT	(509)	(1,241)	93,692	(192)	91,750	(8,279)	83,471	(62,460)	21,011
INCOME TAX BENEFIT	—	—	—	—	—	1,487	1,487	—	1,487
SEGMENT (LOSS) PROFIT/NET INCOME	$(509)	$(1,241)	$93,692	$(192)	$91,750	$(6,792)	$84,958	$(62,460)	$22,498
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investment in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

	Twelve Months Ended December 31, 2022
	Valencia	San Francisco	Great Park	Commercial	Total reportable segments	Corporate and unallocated	Total under management	Removal of unconsolidated entities(1)	Total consolidated
REVENUES:
Land sales	$913	$—	$270,882	$—	$271,795	$—	$271,795	$(270,882)	$913
Land sales—related party	7,512	—	12,520	—	20,032	—	20,032	(12,520)	7,512
Home sales	—	—	40,475	—	40,475	—	40,475	(40,475)	—
Management services—related party(2)	—	—	31,015	418	31,433	—	31,433	—	31,433
Operating properties	2,146	690	—	8,395	11,231	—	11,231	(8,395)	2,836
Total revenues	10,571	690	354,892	8,813	374,966	—	374,966	(332,272)	42,694
COSTS AND EXPENSES:
Land sales	(996)	—	155,692	—	154,696	—	154,696	(155,692)	(996)
Home sales	—	—	29,692	—	29,692	—	29,692	(29,692)	—
Management services(2)	—	—	20,261	—	20,261	—	20,261	—	20,261
Operating properties	8,230	—	—	2,645	10,875	—	10,875	(2,645)	8,230
Selling, general, and administrative	13,602	4,087	18,127	4,289	40,105	36,902	77,007	(22,416)	54,591
Restructuring	—	—	—	—	—	19,437	19,437	—	19,437
Management fees—related party	—	—	53,298	—	53,298	—	53,298	(53,298)	—
Total costs and expenses	20,836	4,087	277,070	6,934	308,927	56,339	365,266	(263,743)	101,523
OTHER INCOME (EXPENSE):
Interest income	1	1	1,532	—	1,534	824	2,358	(1,532)	826
Interest expense	—	—	—	(1,541)	(1,541)	—	(1,541)	1,541	—
Loss on extinguishment of debt	—	—	—	(89)	(89)	—	(89)	89	—
Miscellaneous	245	—	—	—	245	—	245	—	245
Total other income (expense)	246	1	1,532	(1,630)	149	824	973	98	1,071
EQUITY IN EARNINGS FROM UNCONSOLIDATED ENTITIES	1,196	—	354	—	1,550	—	1,550	19,963	21,513
SEGMENT (LOSS) PROFIT/LOSS BEFORE INCOME TAX BENEFIT	(8,823)	(3,396)	79,708	249	67,738	(55,515)	12,223	(48,468)	(36,245)
INCOME TAX BENEFIT	—	—	—	—	—	1,471	1,471	—	1,471
SEGMENT (LOSS) PROFIT/NET LOSS	$(8,823)	$(3,396)	$79,708	$249	$67,738	$(54,044)	$13,694	$(48,468)	$(34,774)
(1) Represents the removal of the Great Park Venture and Gateway Commercial Venture operating results, which are included in the Great Park segment and Commercial segment operating results at 100% of each venture’s historical basis, respectively, but are not included in our consolidated results as we account for our investments in each venture using the equity method of accounting.
(2) For the Great Park and Commercial segments, represents the revenues and expenses attributable to the management company for providing services to the Great Park Venture and the Gateway Commercial Venture, as applicable.

The table below reconciles the Great Park segment results to the equity in earnings from our investment in the Great Park Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2022 (in thousands):

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Segment profit from operations	$93,692	$79,708
Less net income of management company attributed to the Great Park segment	5,080	10,754
Net income of the Great Park Venture	88,612	68,954
The Company’s share of net income of the Great Park Venture	33,230	25,858
Basis difference amortization	(7,152)	(5,414)
Equity in earnings from the Great Park Venture	$26,078	$20,444

The table below reconciles the Commercial segment results to the equity in loss from our investment in the Gateway Commercial Venture that is reflected in the consolidated statements of operations for the three and twelve months ended December 31, 2022 (in thousands):

	Three Months Ended December 31, 2022	Twelve Months Ended December 31, 2022
Segment (loss) profit from operations	$(192)	$249
Less net income of management company attributed to the Commercial segment	106	418
Net loss of the Gateway Commercial Venture	(298)	(169)
Equity in loss from the Gateway Commercial Venture	$(224)	$(127)